Exhibit 32.2

Certification of Chief Financial Officer pursuant to 18 U.S.C. Section 1350, as adopted pursuant to Section 906 of the Sarbanes-Oxley Act of 2002.

In connection with the Quarterly Report of pSivida Limited (the “Company”) on Form 10-Q/A for the quarter ended September 30, 2007, as filed with the Securities and Exchange Commission on the date hereof (the “Report”), I, Michael J. Soja, Vice President, Finance and Chief Financial Officer of the Company, certify that to the best of my knowledge:

1.	The Report fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934; and

2.	The information contained in the Report fairly presents, in all material respects, the financial condition and result of operations of the Company.

Date: June 18, 2008

/s/ Michael J. Soja
Name:	Michael J. Soja
Title:	Vice President, Finance and Chief Financial Officer